UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 12, 2021
Skyworks Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware		001-05560	04-2302115
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

5260 California Avenue	Irvine	California	92617
(Address of principal executive offices)			(Zip Code)

(949)	231-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.25 per share	SWKS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of stockholders of Skyworks Solutions, Inc. (the “Company”), held on May 12, 2021 (the “Annual Meeting”), the Company’s stockholders approved the Amended and Restated 2015 Long-Term Incentive Plan (the “Amended and Restated Plan”), which had previously been adopted by the Company’s Board of Directors subject to stockholder approval.

The description of the Amended and Restated Plan contained on pages 63 to 70 of the Company’s Proxy Statement for the 2021 Annual Meeting, filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2021, in connection with the Annual Meeting (the “Proxy Statement”), is incorporated herein by reference. A complete copy of the Amended and Restated Plan is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the Company’s stockholders were asked to consider and vote on five proposals that are described in the Proxy Statement. The results of the voting on each of those proposals were as follows:

1.    The Company’s stockholders elected each of Alan S. Batey, Kevin L. Beebe, Timothy R. Furey, Liam K. Griffin, Christine King, David P. McGlade, Robert A. Schriesheim, and Kimberly S. Stevenson to serve as a director of the Company until the next annual meeting of the Company’s stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

The voting results with respect to each director elected at the Annual Meeting are set forth in the following table:

Nominees	Votes For	Votes Against	Votes Abstain	Broker Non-Votes
Alan S. Batey	111,819,943	4,295,450	204,763	19,174,598
Kevin L. Beebe	93,472,748	22,648,298	199,110	19,174,598
Timothy R. Furey	106,250,516	9,866,651	202,989	19,174,598
Liam K. Griffin	113,553,287	2,574,343	192,526	19,174,598
Christine King	95,660,431	20,474,301	185,424	19,174,598
David P. McGlade	92,968,253	23,150,972	200,931	19,174,598
Robert A. Schriesheim	94,232,731	21,882,058	205,367	19,174,598
Kimberly S. Stevenson	108,921,025	7,218,892	180,239	19,174,598

2.    The Company’s stockholders ratified the selection by the Company’s Audit Committee of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s 2021 fiscal year.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
133,534,365	1,790,969	169,420	0

3.    The Company’s stockholders did not approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
25,841,083	90,175,737	303,336	19,174,598

4.    The Company’s stockholders voted to approve the Company’s Amended and Restated 2015 Long-Term Incentive Plan.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
107,016,412	9,000,226	303,518	19,174,598

5.    The Company’s stockholders voted to approve a stockholder proposal regarding supermajority voting provisions.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
110,330,293	3,506,699	1,752,962	19,889,339

The Company regularly conducts outreach to its stockholders to understand their perspectives and intends to conduct additional outreach to its stockholders in the coming months regarding the outcome of the advisory vote on the compensation of the Company’s named executive officers. The Board of Directors and its committees value the opinions expressed by the Company’s stockholders and will consider the voting results detailed above, as well as feedback obtained through stockholder engagement efforts, in making future decisions regarding corporate governance and executive compensation matters.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
99.1	Skyworks Solutions, Inc. Amended and Restated 2015 Long-Term Incentive Plan (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement filed with the SEC on March 26, 2021)
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibits 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.

May 14, 2021	By:	/s/ Robert J. Terry
	Name:	Robert J. Terry
	Title:	Senior Vice President, General Counsel and Secretary